Red Mountain Resources, Inc. 10-Q

Exhibit 10.3

Amendment No. 1 to

 UNSECURED SUBORDINATED PROMISSORY NOTE

 OF

 RED MOUNTAIN RESOURCES, INC.

This Amendment No. 1 (the “Amendment”) to that certain Unsecured Subordinated Promissory Note, dated as of February 6, 2013, is entered into by and among Red Mountain Resources, Inc. (“Borrower”), Hyman Belzberg (“HB”), William Belzberg (“WB”) and Caddo Management, Inc. (“Caddo,” and collectively with HB and WB, “Lender”).

WHEREAS, that certain Unsecured Subordinated Promissory Note, dated as of February 6, 2013, in the aggregate principal amount of $0.5 million, issued by Borrower in favor of Lender (the “Original Note”) matures on July 31, 2013 (the “Maturity Date”).

WHEREAS, the Borrower and Lender desire to extend the Maturity Date.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment and intending to be legally bound hereby, the parties hereto agree as follows:

1.                  Amendment. Section 5 of the Original Note is hereby amended and restated in its entirety to read as follows:

“5. Maturity. To the extent not sooner due and payable in accordance with this Promissory Note, the Obligations shall be due and payable on August 31, 2013 (the “Maturity Date”). Upon payment of the Obligations hereunder in full by or on behalf of Borrower, this Promissory Note shall be deemed paid in full.”

2. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment, and all of which, when taken together, shall constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by email or facsimile transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by email or facsimile shall be deemed to be their original signatures for all purposes.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of July 30, 2013.

BORROWER

RED MOUNTAIN RESOURCES, INC.

By:	/s/Alan W. Barksdale
Alan W. Barksdale, President & CEO

LENDER

/s/ Hyman Belzberg
Hyman Belzberg

/s/ William Belzberg
William Belzberg

CADDO MANAGEMENT, INC.

By:	/s/ Randolph M.S. Kallenberg
Name:	Randolph M.S. Kallenberg
Title:	Vice President — Exploration